                                                                     EXHIBIT 7


                          AMENDMENT TO THE BYLAWS OF


                AMERIWOOD INDUSTRIES INTERNATIONAL CORPORATION


        The full text of the language inserted in Article VII of the Company's By-Laws is as follows:

        Section 7. Pursuant to Section 794 of the Michigan Business Corporation Act (the "MBCA"), Chapter 7B of the MBCA shall not apply to "control share acquisitions" (as defined in the MBCA) of shares of the corporation.